EXHIBIT 5.1

                           Kirkpatrick & Lockhart LLP
                        1800 Massachusetts Avenue, N.W.
                                  Second Floor
                             Washington, D.C. 20036

                                January 29, 2002

IGEN International, Inc.
16020 Industrial Drive
Gaithersburg, MD  20877

      Re: IGEN International, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to IGEN International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (the "Registration Statement") on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on January 15, 2002, including the preliminary prospectus dated January 15, 2002, included therein (the "Prospectus"), by the selling stockholders identified therein of 44,139 shares of common stock ("Shares") for offering from time to time. This opinion is being provided at your request in connection with the filing of the Registration Statement.

      In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have considered necessary to the rendering of the opinion expressed below. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below, to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon representations made to us by representatives of the Company.

      Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:

      The Shares are duly authorized, validly issued, fully paid and non-assessable.

      In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law, which for these purposes shall be deemed to include statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Delaware as currently in effect. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

      The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law that may hereafter occur. We hereby consent to (i) the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and any Prospectus Supplement thereto and (ii) the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Kirkpatrick & Lockhart LLP

                                         Kirkpatrick & Lockhart LLP